Exhibit 99.1

Mattersight Announces Second Quarter 2015 Results

Chicago, IL – (Marketwired – August 5, 2015) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the second quarter ending June 30, 2015.

“The second quarter was another strong one for Mattersight,” said President and CEO Kelly Conway. “Our performance was driven by record bookings from new logo customers and by strong demand for both our routing and analytics products. In addition, in July we completed a $16.2 million financing – another milestone in helping us build and dominate the market for personality-based applications. We are pleased with our progress and we intend to accelerate our investments in building our sales and marketing engine in the second half of 2015.”

Second Quarter 2015 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings for the second quarter were $5.8 million. ACV bookings for the last four quarters were $19.0 million, a 46% year-over-year increase.

•	Book of Business: Annualized Book of Business was $49.0 million for the second quarter, up 37% on a year-over-year basis.

•	Revenues: Total revenue for the second quarter was a record $9.7 million, representing a 33% increase on a year-over-year basis. Within total revenue, subscription revenue was $8.9 million, up 41% on a year-over-year basis.

•	Gross Margin: Gross margin was 72.6% in the second quarter and 71.0% for the last four quarters.

•	SaaS Metrics: For the last four quarters, subscription revenue retention was 98%, year-over-year existing net account growth was 122% and the customer acquisition cost (CAC) ratio was 141%.

Second Quarter 2015 and Recent Business Highlights

•	Strengthened the leadership team with the addition of Sheau-ming Ross as Chief Financial Officer and Frank Suljic as Senior Vice President of Enterprise Sales.

•	Launched Version 3 of Mattersight’s flagship Predictive Behavioral Routing algorithm, resulting in a 25% improvement in personality matching.

•	Added two new patents, bringing Mattersight’s total U.S. patent portfolio to 16 and bolstering the protection of Mattersight’s innovative solutions.

•	Launched a new website at www.mattersight.com, featuring new customer testimonials, rich video content and an ROI calculator for Mattersight’s Predictive Behavioral Routing solution based on calculations vetted against a Forrester study commissioned by Mattersight.

•	Completed a $16.2 million offering of common stock, led by one of the country’s largest mutual funds and with significant participation from Mattersight’s officers and directors.

Non-GAAP Financial Measures

The Company realized an “Adjusted Earnings1” loss of $0.8 million for the second quarter of 2015. Adjusted Earnings is a non-GAAP measure. For a reconciliation of operating loss to Adjusted Earnings, see the accompanying schedule. Mattersight’s net loss was $3.7 million in the second quarter of 2015.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, August 5, 2015. The conference call and slide presentation will be available at the Investor Relations section of Mattersight’s website at http://www.mattersight.com/about-us/investor-relations/. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 62969346.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until September 5, 2015, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 62969346.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings. You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com. Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD. Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight’s mission is to help brands have more effective and effortless conversations with their customers. Using a suite of innovative personality-based software applications, Mattersight can analyze and predict customer behavior based on the language exchanged during service and sales interactions. This insight can then facilitate real-time connections between customers and the agents best capable of handling their needs. Mattersight’s patented stack of SaaS applications has influenced hundreds of millions of shorter, more satisfying customer interactions. Organizations across the Financial Services, Healthcare, Technology and Telco industries rely on Mattersight to drive customer retention, employee engagement and operating efficiency. An independent research study documents the average return on investment for these organizations is 344%. To learn more about how Mattersight can help your company, please visit www.mattersight.com.

1.	Mattersight presents Adjusted Earnings, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted Earnings provide investors with a better understanding of the results of Mattersight’s operations. Management believes that Adjusted Earnings reflect Mattersight’s resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted Earnings measure should be considered in addition to, not as a substitute for or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

Contact

Sheau-ming Ross

Chief Financial Officer

312.454.3594

ir@mattersight.com

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014
Revenue:
Subscription revenue	$8,874	$6,303	$17,206	$12,360
Other revenue	868	1,037	1,852	1,993

Total revenue	9,742	7,340	19,058	14,353
Operating expenses:
Cost of Subscription revenue	2,055	1,722	3,923	3,444
Cost of Other revenue	614	540	1,321	1,051

Total cost of revenue, exclusive of depreciation and amortization shown below:	2,669	2,262	5,244	4,495
Research and development	3,380	3,283	6,788	6,373
Sales and marketing	3,087	2,173	6,243	4,304
General and administrative	2,821	2,281	5,703	4,531
Depreciation and amortization	1,116	737	2,111	1,480

Total operating expenses	13,073	10,736	26,089	21,183

Operating loss	(3,331)	(3,396)	(7,031)	(6,830)
Interest and other expense, net	(245)	(160)	(359)	(310)
Change in fair value of warrant liability	20	284	25	(86)

Loss before income taxes	(3,556)	(3,272)	(7,365)	(7,226)
Income tax provision	(8)	(8)	(16)	(17)

Net loss	(3,564)	(3,280)	(7,381)	(7,243)
Dividends related to Series B Stock	(147)	(147)	(294)	(294)

Net loss available to Common Stock holders	$(3,711)	$(3,427)	$(7,675)	$(7,537)

Per share of Common Stock:
Basic net loss available to Common Stock holders	$(0.17)	$(0.18)	$(0.35)	$(0.41)

Diluted net loss available to Common Stock holders	$(0.17)	$(0.18)	$(0.35)	$(0.41)

Shares used to calculate basic net loss per share	22,032	18,679	21,955	18,591

Shares used to calculate diluted net loss per share	22,032	18,679	21,955	18,591

Stock-based compensation, primarily restricted stock, is included in individual line items above:
Total cost of revenue	$65	$46	$124	$102
Research and development	253	375	519	751
Sales and marketing	355	197	721	411
General and administrative	744	531	1,418	973

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net loss	$(3,564)	$(3,280)	$(7,381)	$(7,243)
Other comprehensive loss:
Effect of currency translation	3	(2)	2	3

Comprehensive net loss	$(3,561)	$(3,282)	$(7,379)	$(7,240)

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	June 30, 2015	December 31, 2014
ASSETS:
Current Assets:
Cash and cash equivalents	$13,458	$14,238
Receivables (net of allowances of $24 and $17, respectively)	4,813	3,460
Prepaid expenses	4,897	4,449
Other current assets	1,882	236

Total current assets	25,050	22,383
Equipment and leasehold improvements, net	7,595	4,657
Goodwill	972	972
Intangibles, net	3,438	571
Other long-term assets	2,934	3,495

Total assets	$39,989	$32,078

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$8,002	$—
Accounts payable	2,479	1,183
Accrued compensation and related costs	1,985	2,241
Unearned revenue	6,750	7,859
Capital leases	1,777	1,637
Other current liabilities	4,458	2,549

Total current liabilities	25,451	15,469
Long-term unearned revenue	2,169	2,532
Long-term intangible assets liability	1,624	—
Long-term capital leases	1,725	1,176
Other long-term liabilities	1,772	282

Total liabilities	32,741	19,459

Series B Stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,647,175 and 1,648,185 shares issued and outstanding, with a liquidation preference of $10,165 and $9,877 at June 30, 2015 and December 31, 2014, respectively	8,401	8,406
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common Stock, $0.01 par value; 50,000,000 shares authorized; 24,704,031 and 24,046,977 shares issued; and 22,878,597 and 22,324,093 outstanding at June 30, 2015 and December 31, 2014, respectively	247	240
Additional paid-in capital	245,983	243,282
Accumulated deficit	(233,785)	(226,404)
Treasury stock, at cost, 1,825,434 and 1,722,884 shares at June 30, 2015 and December 31, 2014, respectively	(9,574)	(8,879)
Accumulated other comprehensive loss	(4,024)	(4,026)

Total stockholders’ equity (deficit)	(1,153)	4,213

Total liabilities and stockholders’ equity (deficit)	$39,989	$32,078

MATTERSIGHT CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	For the Six Months Ended
	June 30, 2015	June 30, 2014
Cash Flows from Operating Activities:
Net loss	$(7,381)	$(7,243)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,111	1,480
Stock-based compensation	2,782	2,237
Change in fair value of warrant liability	(25)	86
Changes in assets and liabilities:
Receivables	(1,353)	(75)
Prepaid expenses	(846)	(512)
Other assets	(985)	17
Accounts payable	267	478
Accrued compensation and related costs	(256)	(305)
Unearned revenue	(1,472)	(1,681)
Other liabilities	1,470	(56)

Total Adjustments	1,693	1,669

Net cash used in operating activities	(5,688)	(5,574)

Cash Flows from Investing Activities:
Capital expenditures and other	(1,207)	(369)
Intangible assets	(475)	(129)

Net cash used in investing activities	(1,682)	(498)

Cash Flows from Financing Activities:
Proceeds from line of credit	15,000	7,000
Repayments from line of credit	(7,000)	—
Principal payments under capital lease obligations	(999)	(804)
Acquisition of treasury stock	(695)	(645)
Fees from issuance of Common Stock	(11)	(2)
Proceeds from stock compensation and employee stock purchase plans, net	299	86

Net cash provided by financing activities	6,594	5,635

Effect of exchange rate changes on cash and cash equivalents	(4)	2

Decrease in cash and cash equivalents	(780)	(435)
Cash and cash equivalents, beginning of period	14,238	13,392

Cash and cash equivalents, end of period	$13,458	$12,957

Non-Cash Investing and Financing Transactions:
Capital lease obligations incurred	$1,752	$763
Capital equipment purchased on credit	1,752	763
Fair value of warrants classified as liability	355	342
Fair value of intangible asset liability	2,285	—
Supplemental Disclosures of Cash Flow Information:
Interest paid	$101	$148

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EARNINGS MEASURE

(Unaudited and in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GAAP — Operating loss	$(3,331)	$(3,396)	$(7,031)	$(6,830)
Add back (reduce) the effect of:
Stock-based compensation	1,417	1,149	2,782	2,237
Depreciation and amortization	1,116	737	2,111	1,480

Adjusted earnings measure — loss	$(798)	$(1,510)	$(2,138)	$(3,113)